Exhibit 10.1

RELEASE AGREEMENT

RELEASE AGREEMENT (this “Release Agreement”) dated as of May 16, 2005 by and between Warren Pratt (“Employee”) and Silicon Graphics, Inc. (the “Company”).

WHEREAS, pursuant to the terms of the Letter Agreement dated April 25, 2001 (the “Letter Agreement”; terms used but not defined herein have the meaning given in the Letter Agreement) between Employee and the Company, the Company agreed to forgive a portion of the balance of the loan made under the Letter Agreement, subject to Employee’s delivery to the Company of a general release of claims;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Release Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Employee understands that if Employee does not sign this Release Agreement, no portion of the loan made pursuant to the Letter Agreement will be forgiven.

2.                                       In consideration of the forgiveness of the loan made pursuant to Letter Agreement, Employee agrees to release and discharge unconditionally the Company and any successors, subsidiaries, affiliates, related entities, and their respective current and former officers, directors, stockholders, employees, benefits plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates, successors and assigns, from any and all claims, actions, causes of action, demands, obligations or damages of any kind arising from his employment with the Company and the separation of that employment or otherwise, whether known or unknown to him, which he ever had or now have upon or by reason of any matter, cause or thing, up to and including the day on which he signs this Release Agreement.  The claims Employee is waiving include, but are not limited to, all claims arising out of or related to any stock options or restricted stock held by or granted to Employee by the Company or any of its affiliates; all claims under Title VII of the Civil Rights Act of 1964, as amended; all claim under the Age Discrimination in Employment Act of 1967; all claims under the Americans with Disabilities Act; all claims under the Fair Labor Standards Act; all claims under the National Labor Relations Act; all claims under the Family and Medical Leave Act; all claims under the Employee Retirement Income Security Act; all claims under 42 U.S.C. section 1981; all claims under the California Fair Employment and Housing Act and all claims under other analogous federal, state and local laws, regulations, statutes and ordinances; all claims under any principle of common law; all claims concerning any right to reinstatement; and all claims for any type of relief from the Company, whether federal, state or local, whether statutory, regulatory or common law, and whether tort, contract or otherwise.  This release of claims does not affect any pending claim for workers’ compensation benefits, vested rights, if any, in the Company’s 401(k) plan, or Employee’s rights to exercise any and all Company stock options in accordance with the terms thereof, or any other claims that cannot be waived under applicable laws.  Notwithstanding the foregoing, Employee does not waive any rights to which he may be entitled to seek indemnification with respect to liability incurred by Employee in his capacity as an officer and employee of the Company in accordance with the bylaws of the Company and the indemnification agreement between Employee and the Company.

3.                                       Because Employee agrees to release all claims, known or unknown, as set forth in Paragraph 2 above, Employee also agrees to expressly waive his rights under Section 1542 of the California Civil Code (or any analogous federal or state law or regulations), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4.                                       Employee acknowledges that he has carefully read and fully understands all of the provisions of this Release Agreement and is entering into this Release Agreement knowingly and voluntarily and intends to be bound by its terms.  Employee was advised and hereby is advised in writing to consult with an attorney of his choice prior to executing this Release Agreement.

5.                                       Employee understands and agrees that the terms of this Release Agreement are confidential and he will not disclose to others the terms of this Release Agreement, except as otherwise permitted by law and with the written consent of the Company; provided that Employee may disclose this information to his immediate family or for purposes of securing professional, financial, tax or legal services so long as, prior to that disclosure, he has informed such persons that this confidentiality clause is in effect and that they are bound by it as well.  Employee understands that the Company may disclose the existence and contents of this Release Agreement, including but not limited to public disclosure as the Company deems necessary or appropriate to comply with securities law requirements.

6.                                       In the event of any dispute, claim, question, or disagreement arising out of or relating to this Release Agreement or the breach thereof, Employee and the Company agree to first use their best efforts to settle such matters in an amicable manner.  Initially, the parties shall consult and negotiate with each other, in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.  If the parties do not reach such resolution within a period of 60 days, then upon written notice by either party to the other, any unresolved dispute, claim or differences shall be submitted to confidential mediation by a mutually agreed upon mediator.  Either party may, without inconsistency with this Release Agreement, apply to any court having jurisdiction hereof and seek injunctive relief so as to maintain the status quo until such time as the mediation is concluded or the controversy is otherwise resolved.  The site of the mediation shall be in the County of Santa Clara, California.  Each party shall each bear its own costs and expenses and an equal share of the mediators’ and any similar administrative fees.  If any such dispute is finally determined in Employee’s favor through a judicial proceeding, the Company shall reimburse all reasonable fees and expenses, including attorneys’ and consultants’ fees, that Employee incurs in good faith in connection therewith.  If the dispute involves an amount to be paid, the Company shall reimburse such fees to the extent Employee received half or more of the amount in dispute.

7.                                       If one or more of the provisions of this Release Agreement shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions of this Release Agreement.

8.                                       This Release Agreement contains the entire agreement between Employee and the Company, and supersedes any and all prior agreements or understandings, pertaining to the subject matter of this Release Agreement.  Employee represents and acknowledges that in executing this Release Agreement he has not relied upon any representation or statement not set forth here with regard to the subject matter of this Release Agreement.

9.                                       This Release Agreement shall be governed by the laws of the state of California.

IN WITNESS WHEREOF, the Company and Employee have executed this Release Agreement, to be effective as of the day and year first written above.

EMPLOYEE:

/s/ Warren Pratt
Warren Pratt

SILICON GRAPHICS, INC.

By:	/s/ Sandra M. Escher
Name: Sandra M. Escher
Title: Senior Vice President and General Counsel